Second Amendment to the Golden Phoenix/Schnack Agreement

This letter will supercede the terms outlined in Paragraph 7 of the Golden Phoenix/Schnack Agreement: For the Advance on Sales of Molybdenum Concentrates (Agreement), and will replace and terminate the Letter of Extension (First Amendment) signed 11/4/05 in its entirety. Paragraph 7 of the Agreement reads as follows:

The advance amount ($1,000,000) and premium payment ($2,000,000) will be paid in monthly installments as follows:

a)	15% of gross molybdenum concentrates sales produced from the Ashdown Mine on the first of every month starting when production begins.
b)	Beginning on October 1, 2005, a minimum payment of $500,000 or 15% or the gross, whichever is greater is due and payable on the first of every month thereafter until both the advance and premium are retired in full.
c)	The final payment will be due and payable February 1, 2006.

Golden Phoenix and William and Candida Schnack at this time wish to change the Agreement to read the following:

The advance amount ($1,000,000) and premium payment ($2,000,000) will be paid in monthly installments as follows:

a)	5% of gross molybdenum concentrates sales produced from the Ashdown Mine through February 1, 2007 will be due and payable within 30 days of transfer of ownership to broker.
b)	Beginning February 1, 2007 15% of gross molybdenum concentrates sales produced from the Ashdown Mine will be due and payable within 30 days of transfer of ownership to broker.
c)

Beginning March 1, 2007, a payment of 15% of gross molybdenum concentrates sales produced from the Ashdown Mine, or $300,000, whichever is greater, will be due and payable within 30 days of transfer of ownership to broker.

d)	A final payment of all outstanding amounts related to the advance and premium will be due and payable June 1, 2007.

The parties have read, understood and agreed to the terms of this Second Amendment.

/s/ Kenneth S. Ripley                                                 Dated   November 1, 2006

Kenneth S. Ripley, CEO Golden Phoenix Minerals, Inc.

/s/ William D. Schnack                                               Dated   November 2, 2006

William D. Schnack

/s/ Candida Schnack                                                   Dated   November 2, 2006

Candida Schnack